UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212130
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona		85705
(Address of principal executive offices)		(Zip Code)

520-292-0266
Registrant's telephone number, including area code

1 Wetmore Road, Suite 203
Tucson, Arizona
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

Nicholas Tintor has resigned from the board of directors of Nord Resources Corporation (“Nord”), effective as of September 27, 2006. Mr. Tintor has served as a member of Nord’s board of directors since February 15, 2006. In addition, Mr. Tintor served as Nord’s President and Chief Executive Officer from February 15, 2006 until August 21, 2006.

Subsequent to his departure as President and Chief Executive Officer on August 21, 2006, Mr. Tintor and Nord agreed that with respect to all issues outstanding between the parties, Mr. Tintor would receive a payment of $233,000 (USD). Accordingly, Nord and Mr. Tintor have entered into a settlement agreement (the “Settlement Agreement”) and a mutual general release (the “Mutual General Release”), dated September 29, 2006, pursuant to which the parties have agreed to provide a mutual release of claims, and Nord has agreed to pay Mr. Tintor $233,000 in cash or in a combination of cash and shares of Nord as described below.

The Settlement Agreement provides that Nord will pay Mr. Tintor $233,000 in cash as follows:

(a)	$70,000 payable no later than October 31, 2006 on the condition that Mr. Tintor delivers to Nord a properly executed Settlement Agreement and Mutual General Release; and

(b)	the balance of $163,000 payable within seven days following the closing date of:

(i)

a registered equity offering and/or a debt project financing in which Nord raises not less than an aggregate amount of $15,000,000 (including multiple financing transactions between October 1, 2006 and January 7, 2007 where the aggregate amount equals or exceeds $15,000,000), or

	(ii)	a significant corporate transaction in which

(A)

any person (either alone or together with all affiliates and associates of such person) any company(ies), corporation(s) or any other business entity howsoever structured becomes the beneficial owner, directly or indirectly, of Nord’s securities representing 51% or more of Nord’s outstanding common shares, or

(B)

there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of Nord’s assets, or

(C)

there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) by Nord of assets valued at $12,000,000 or greater.

However, if Nord does not close such a financing or corporate transaction prior to January 7, 2007, then Nord will, subject to compliance with any and all applicable securities laws, issue to Mr. Tintor a sufficient number of fully-paid, non-assessable shares to pay the balance of settlement amount, based on the volume-weighted average trading price of Nord’s common stock during the ten trading days preceding January 7, 2007.

2.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Nicholas Tintor has resigned from the board of directors of Nord effective September 27, 2006 as described above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER DESCRIPTION

10.1	Settlement Agreement between Nord Resources Corporation and Nicholas Tintor dated September 29, 2006*.

10.2	Mutual General Release between Nord Resources Corporation and Nicholas Tintor dated September 29, 2006*.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

Date:October 2, 2006	By:	/s/John Perry
John Perry
Chief Financial Officer

3.